EXHIBIT 32.2

Certification of Chief Financial Officer Pursuant to Securities Exchange Act Rules 13a-14 and 15d-14 as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of UltraGuard Water Systems Corp on Form 10-QSB for the period ended March 31, 2004 as filed with the Securities and Exchange Commission, John R Gaetz. Chief Financial Officer of UltraGuard Water Systems Corp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarban-Oxley Act of 2002, to our knowledge

(3)	the quarterly report of UltraGuard Water Systems Corp for the period ended March 31, 2004, fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(4)	the information contained in such quarterly report of UltraGuard Water Systems Corp for the period ended March 31, 2004 fairly represents, in all material respects, the financial conditions and results of operations of UltraGuard Water Systems Corp.

Date: May 20, 2004

/s/ J R Gaetz
John R Gaetz
Chief Financial Officer